Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated February 14, 2025, and each included in this Post-Effective Amendment No. 213 to the Registration Statement (Form N-1A, File No. 002-36238) of Deutsche DWS Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 22, 2024, with respect to the financial statements and financial highlights of DWS Communications Fund (to be renamed DWS Digital Horizons Fund effective February 14, 2025) (one of the funds constituting Deutsche DWS Securities Trust), which are included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 11, 2025